SIXTH AMENDMENT
     SIXTH AMENDMENT, dated as of November 15, 2010 (this “Amendment”), under the Second Amended and Restated Credit Agreement, dated as of March 16, 2007 (as amended and waived by the Amendment and Waiver dated as of July 23, 2007, the Second Amendment dated as of November 26, 2007, the Third Amendment dated as of December 23, 2008, the Fourth Amendment dated as of February 19, 2009 and the Fifth Amendment dated as of June 3, 2010 and as further amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among TENNECO INC., a Delaware corporation (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other financial institutions named therein as agents for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower has requested an amendment under the Credit Agreement; and
     WHEREAS, the Required Lenders and the Administrative Agent are willing to agree to such amendment of the Credit Agreement, subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Required Lenders and the Administrative Agent hereby agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement, as amended hereby, are used herein as therein defined.
     2. Amendments to Definitions. (a) The definition of “Senior Unsecured Notes” is hereby amended by adding the following sentence at the end thereof: “Upon the issuance of any New Unsecured Indebtedness permitted by clause (ii) of Section 7.2(p), such New Unsecured Indebtedness shall be deemed to be Senior Unsecured Notes (in addition to any other Senior Unsecured Notes that are then outstanding).”
     (b) The definition of “Senior Unsecured Note Indenture” is hereby amended by adding the following sentence at the end thereof: “Upon the issuance of any New Unsecured Indebtedness permitted by clause (ii) of Section 7.2(p), the indenture or similar agreement pursuant to which such New Unsecured Indebtedness is issued shall be deemed to be a Senior Unsecured Note Indenture (in addition to any other indenture or similar agreement for Senior Unsecured Notes then outstanding); provided, however, that the provisions of Section 7.9(c) shall not apply to such indenture or similar agreement pursuant to which such New Unsecured Indebtedness is issued.”

     3. Amendments to Section 7.2 (Indebtedness). Section 7.2 of the Credit Agreement is hereby amended by deleting from paragraph (p) the phrase “and (ii)” and substituting therefor the following:
(ii) unsecured Indebtedness of the Borrower and guarantees thereof by Subsidiary Guarantors incurred only for the purpose of refinancing the Senior Subordinated Notes as permitted by the last paragraph of Section 7.9 as long as such unsecured Indebtedness and guarantees comply with the conditions set forth in clauses (c)(i), (iii), (iv) and (v) of the definition of “Permitted Refinancing Indebtedness” and (iii)
     4. Amendment to Section 7.9 (Optional Payments and Modifications of Senior Subordinated Notes). Section 7.9 of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:
In addition, the Borrower may repay, prepay, repurchase, redeem or defease the Senior Subordinated Notes from the Net Cash Proceeds of New Unsecured Indebtedness permitted by clause (ii) of Section 7.2(p) as long as the Net Cash Proceeds of such New Unsecured Indebtedness do not exceed $500,000,000 except, that the Borrower may pay any related premiums with either such Net Cash Proceeds or with other funds.
     5. Representations and Warranties. The Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Amendment, are true and correct in all material respects as if made as of the Sixth Amendment Effective Date (except such representations and warranties as are made as of a particular date, which such representations and warranties shall be true and correct in all material respects as if made as of such date). The Borrower represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
     6. Effectiveness. This Amendment shall become effective as of the date set forth above (the “Sixth Amendment Effective Date”) on the date on which the Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Borrower and the Required Lenders (or, in the case of any Lender, a lender addendum or joinder agreement in a form specified by the Administrative Agent) and acknowledged by the Loan Parties.
     7. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders and the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
     8. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be

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deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
     9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TENNECO INC.
By:	/s/ John E. Kunz
	Name:	John E. Kunz
	Title:	V. P. Treasurer & Tax

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:
Name:
Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TENNECO INC.
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 ___BALLANTYNE FUNDING LLC______ [LENDER]
By:	/s/ Stacy Lai
	Name:	Stacy Lai
	Title:	Assistant Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Bank of America, N.A.
By:	/s/ L. Dustin Vincent
	Name:	L. Dustin Vincent
	Title:	Senior Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 THE BANK OF NEW YORK MELLON
By:	/s/ John T. Smathers
	Name:	John T. Smathers
	Title:	First Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 THE BANK OF NOVA SCOTIA [LENDER]
By:	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Blue Shield of California
By:	/s/ Guang Alex Yu
	Name:	Guang Alex Yu
	Title:	Authorized Signatory

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 BNP Paribas
By:	/s/ Mike Shryock
	Name:	Mike Shryock
	Title:	Managing Director

By:	/s/ Michael Pearce
	Name:	Michael Pearce
	Title:	Director

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 CAPITAL ONE LEVERAGE FINANCE CORPORATION, as LENDER
By:	/s/ Ron Walker
	Name:	Ron Walker
	Title:	SVP

SIXTH AMENDMENT dated as of November 15,
2010 to the Tenneco Inc. Second Amended and
Restated Credit Agreement, dated as of March 16, 2007

Del Mar CLO I, Ltd.
By Caywood-Scholl Capital Management, LLC
As Collateral Manager

By:	/s/ Tom Saake
	Name:	Tom Saake
	Title:	Managing Director

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, date as of March 16, 2007 Citicorp North America, Inc. [LENDER)
By:	/s/ Leon Hen-Tov
	Name:	Leon Hen-Tov
	Title:	Vice President

SIXTH AMENDMENT dated as of November 18, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement. dated as of March 16, 2007 COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Patrick Hartweger
	Name:	Patrick Hartweger
	Title:	Senior Relationship Manager

By:	/s/ Peter Wesemeier
	Name:	Peter Wesemeier
	Title:	Relationship Manager

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

By:	/s/ Enrique Landaeta
	Name:	Enrique Landaeta
	Title:	Vice President

SIXTH AMENDMENT dated as of November 15,
2010 to the Tenneco Inc. Second Amended and
Restated Credit Agreement, dated as of March 16,
2007

Fidelity Advisor Series I: Fidelity Advisor Floating
Rate High Income Fund

By:	/s/ Jeffrey Christian
	Name:	Jeffrey Christian
	Title:	Deputy Treasurer

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Fifth Third Bank [LENDER]
By:	/s/ Joseph A. Wemhoff
	Name:	Joseph A. Wemhoff
	Title:	Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin CLO V, Limited
By:	/s/ Guang Alex Yu
	Name:	Guang Alex Yu, Franklin Advisers, Inc. as Collateral Manager
	Title:	Authorized Signatory

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin CLO VI, Limited
By:	/s/ Guang Alex Yu
Name: Guang Alex Yu, Franklin Advisers, Inc. as Collateral Manager
	Title:	Authorized Signatory

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin Floating Rate Daily Access Fund
By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin Floating Rate Master Series
By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 Franklin Templeton Limited Duration Income Trust
By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

SIXTH AMENDMENT dated as of November 15,
2010 to the Tenneco Inc. Second Amended and
Restated Credit Agreement, dated as of March 16,
2007

Franklin Templeton Series II Funds Franklin
Floating Rate II Fund

By:	/s/ Richard Hsu
	Name:	Richard Hsu
	Title:	Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ James M. Cunningham
	Name:	James M. Cunningham
	Title:	Duly Authorized Signatory

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 MORGAN STANLEY BANK, N.A.
By:	/s/ Scott Taylor
	Name:	Scott Taylor
	Title:	Authorized Signatory

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007 PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Marc C. Van Horn
	Name:	Marc C. Van Horn
	Title:	Assistant Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007

PUTNAM FLOATING RATE INCOME FUND

By:
	Name:	See next page
Title:

PUTNAM FLOATING RATE INCOME FUND
By:	/s/ Beth Mazor
Beth Mazor
	Title:	V.P.

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007
RIDGEWORTH FUNDS — SEIX FLOATING RATE HIGH INCOME FUND
By:	Seix Investment Advisors LLC, as Sub-Adviser

ROCHDALE FIXED INCOME OPPORTUNITIES PORTFOLIO
By:	Seix Investment Advisors LLC, as Sub-Adviser

RIDGEWORTH FUNDS — TOTAL RETURN BOND FUND
By:	Seix Investment Advisors LLC, as Sub-Adviser

RIDGEWORTH FUNDS — INTERMEDIATE BOND FUND
By:	Seix Investment Advisors LLC, as Sub-Adviser

RIDGEWORTH FUNDS — INVESTMENT GRADE BOND FUND
By:	Seix Investment Advisors LLC, as Sub-Adviser

By:	/s/ George Goudelias
	Name:	George Goudelias
	Title:	Managing Director

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007
The Royal Bank of Scotland plc
By:	/s/ James Welch
	Name:	James Welch
	Title:	Director

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007
U.S. BANK NATIONAL ASSOCIATION [LENDER]
By:	/s/ Corey Davis
	Name:	Corey Davis
	Title:	Vice President

SIXTH AMENDMENT dated as of November 15, 2010 to the Tenneco Inc. Second Amended and Restated Credit Agreement, dated as of March 16, 2007
WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ Eunnie Kim
	Name:	Eunnie Kim
	Title:	Vice President

The undersigned Loan Parties acknowledge and
agree to the Sixth Amendment and confirm that
all of their obligations under the Loan
Documents remain in full force and effect after
giving effect thereto and the transactions
contemplated thereby:

TENNECO INC. TENNECO AUTOMOTIVE OPERATING COMPANY INC. TENNECO INTERNATIONAL HOLDING CORP. TENNECO GLOBAL HOLDINGS INC. THE PULLMAN COMPANY TMC TEXAS INC. CLEVITE INDUSTRIES INC.
By:	/s/ John G. Kunz
Title: V. P. Treasurer & Tax